UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2015

Global Digital Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-26361	22-3392051
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 South Flagler Drive, Suite 800 West
West Palm Beach, Florida 33401
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective May 31, 2016, the Company if filing this notice to formally withdraw the Schedule 14A (Rule 14a-101) filed on April 28, 2016. The Company is not planning an increase in authorized shares and is continuing to look for alternative sources of financing for its current and future commitments.

/s/William J. Delgado
CEO